Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this registration Statement on Form S-8 our report dated June 19, 2015 with respect to our audits of the combined financial statements of Majesco as of March 31, 2015 and 2014 and for the years ended March 31, 2015 and 2014, and nine months ended March 31, 2013, which appear in Majesco’s annual report on Form 10-K for the year ended March 31, 2015.

/s/ MSPC, Certified Public Accountants and Advisors, P.C.

Cranford, New Jersey

June 26, 2015